Exhibit (e)(18)

Amendment No. 12 to Distribution Agreement

This Amendment No. 12, dated as of April 1, 2015 (the “Effective Date”), to the Distribution Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated as of November 1, 2011, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect a share class re-designation for certain Portfolios under Schedule A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Upon the Effective Date, the parties hereto agree to delete the current Schedule A – List of Funds to the Agreement in its entirety and replace it with a new Schedule A – List of Funds attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR FUNDS		ALPS DISTRIBUTORS, INC.

By:	/s/ Nicole DonVito	By:	/s/ Jeremy O. May

Name: Nicole DonVito		Name: Jeremy O. May
Title: Chief Legal Officer & Vice President		Title: President

SCHEDULE A

LIST OF FUNDS

FUND	CLASSES OFFERED
AQR Large Cap Momentum Style Fund	Class I Class N Class R6

AQR Small Cap Momentum Style Fund	Class I Class N Class R6

AQR International Momentum Style Fund	Class I Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Risk Parity Fund	Class N Class I Class R6

AQR Multi-Strategy Alternative Fund	Class N Class I Class R6

AQR TM Large Cap Momentum Style Fund	Class I Class N Class R6

AQR TM Small Cap Momentum Style Fund	Class I Class N Class R6

AQR TM International Momentum Style Fund	Class I Class N Class R6

AQR Large Cap Defensive Style Fund	Class N Class I Class R6

AQR International Defensive Style Fund	Class N Class I Class R6

AQR Emerging Defensive Style Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Risk Parity II HV Fund	Class N Class I Class Y Class R6

AQR Large Cap Multi-Style Fund	Class N Class I Class R6

AQR Small Cap Multi-Style Fund	Class N Class I Class R6

AQR International Multi-Style Fund	Class N Class I Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class N Class I Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Multi-Style Fund	Class I Class N Class R6

AQR Emerging Momentum Style Fund	Class I Class N Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR Style Premia Alternative LV Fund	Class I Class N Class R6

AQR TM Large Cap Multi-Style Fund	Class I Class N Class R6

AQR TM Small Cap Multi-Style Fund	Class I Class N Class R6

AQR TM International Multi-Style Fund	Class I Class N Class R6

AQR TM Emerging Multi-Style Fund	Class I Class N Class R6